EXHIBIT 10.16

                         National Computer Systems, Inc.
                            Management Incentive Plan
                                      2000


It is the intent of National Computer System, Inc. (NCS) to compensate its key employees in a manner that permits the NCS to attract, retain and motivate outstanding people.

The NCS Management Incentive Plan (MIP) is designed to reward key employees for achieving specific annual NCS financial goals and for individual performance in accomplishing these goals. It aligns the interests of NCS senior managers with NCS business and financial plans.

Plan Eligibility

Participation in the MIP is determined by position. Eligible positions and target incentive amounts are determined each year and may change from year to year. Eligibility is limited and includes those positions which regularly and directly make or influence business decisions that significantly impact the results of the Company or it's operating units. Participants must be regular, full-time (at least 32 hours per week) employees and must be actively employed by NCS on the last day of the fiscal year to be eligible to receive an MIP award.

Position and participants in the Plan will be selected from the following:
o     CEO
o     Corporate staff officers
o NCS Business presidents, senior vice presidents and, on a selected basis, their management reports
o     Selected other vice presidents
o     Selected key employees

Any participation exception, exclusions, and inclusions to the above must be documented and approved by the CEO.

Target Incentive Opportunity

Each approved participant will be eligible for a specific MIP target incentive award. This target opportunity will be a percentage of the incumbent's base salary as of May 31, 2000. The target incentive is linked directly to the participant's business/department's financial and/or program performance and an overall evaluation of each individual's performance. Eligible Corporate employees' target bonus is linked to NCS' financial results. Potential earned awards range from 0% at threshold minimum, to 100% at target, to a pre-defined over achievement percentage for each participant at maximum.

Financial Objectives

Target financial objectives for NCS and for each NCS business or department are established annually through a budgeting process. The CEO, Chief Financial Officer and Vice President, Human Resources establish minimum and maximum revenue and contribution goals for NCS, and for each major business within NCS. Similarly, members of the NCS Leadership Team may establish minimum and maximum financial goals for other business units or programs consistent with the targets determined for the overall business.


Overall Evaluation

Potential target incentive opportunity will be based on achievement of financial goals and their overall evaluation of the participant's performance during the fiscal year. The overall evaluation will include performance against defined individual objectives and an evaluation of performance relative to:

    1.    What has the participant done to improve shareholder value?
    2. How has the incumbent improved customer satisfaction and NCS' ability to serve the customer?
    3. What has been done to improve the quality and predictability of the business?
    4.    What has the incumbent done to develop their organization?
    5.    How  has  the  participant   demonstrated   personal   leadership  and
          corporate-wide perspectives/orientation?

Determination of Awards

Awards are determined following the close of the fiscal year. Generally speaking, actual financial results will not include extraordinary gains or losses. In any such matters, including acquisitions, the CEO will make the appropriate approval decisions in conjunction with the appropriate NCS Leadership Team member, the Vice President, Human Resources and the Chief Financial Officer.

Awards and Pro-rata Awards

Earned incentive awards will be paid out no later than April 15 following the end of the fiscal plan year. Any participant must be a full-time employee and be actively employed by NCS on the last day of the fiscal year to be eligible to receive an award.

Participants will receive a pro-rata award based upon the length of time spent in the MIP-eligible position if they transition into or out of MIP eligible positions during the year. However, participants must be in the MIP-eligible position at least six (6) full months during the fiscal year to receive a pro-rata award. Pro-rata awards are subject to the review and approval of the CEO and Vice President, Human Resources.

Disability, Death, or Special Circumstances

In the case of a participant's disability, death or other special circumstances, the CEO may approve a pro-rata incentive award.

Plan Exceptions and Administration

The Chief Executive Officer and the Vice President, Human Resources, will approve exceptions or modifications to the Plan. All decisions made are final.

Disclaimer

NCS reserves the right to change, eliminate, or replace this Plan or its components at any time, without prior notice. This document expressly supersedes any prior, existing policies or guidelines, whether written or unwritten.

Participation in this Plan is not to be considered as an employment contract or agreement by the participant. No provision in this document is intended to create a contract between NCS and any employee, or to limit the rights of NCS and/or its employees to terminate the employment relationship at any time.